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                                                                    EXHIBIT 99.1

                                  Press Release
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 Valley Media Files for Protection Under Chapter 11 of the U.S. Bankruptcy Code

Woodland, CA - November 20, 2001 - On November 20, 2001, Valley Media, Inc. (NASDAQ: VMIX) (the "Company") filed a voluntary petition for relief under Chapter 11 of the federal bankruptcy code in the United States Bankruptcy Court (the "Court") for the District of Delaware. No trustee, receiver or examiner has been appointed, and the Company will act as debtor-in-possession while being subject to the supervision and orders of the Court.

On November 16, 2001, the Company further reduced staffing levels at its Woodland, CA facilities by approximately 200 employees. Valley previously furloughed substantially all of its employees in its Louisville, KY distribution facility in October 2001. The Company plans to seek Court authorization to enable it to continue to support its customers from its Woodland, CA, distribution facility, and to provide for its post-petition trade and employee obligations during this process.

About Valley Media, Inc.

Valley Media, Inc. is a distributor of music, video and DVD product, offering Full-line distribution, Independent distribution and New Media fulfillment services for

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e-commerce, in addition to publications and proprietary database products.
Valley Media has distribution facilities in Louisville, KY, and Woodland, CA, where its corporate headquarters are located. Additional information about Valley Media is available at www.valley-media.com.

This release includes forward-looking statements including statements concerning the Company's plans to continue day-to-day operations and provide for post-petition trade and employee obligations during the petition process. These statements are made under the Safe Harbor provisions of the Private Securities Litigation Reform Act of 1995 and involve risks and uncertainties that could cause actual results to differ materially from those in the forward-looking statements, including but not limited to, the following: the Company's ability to achieve its goals in the Chapter 11 case for the benefit of its estate and creditors, the Company's ability to obtain financing and Court approval to continue to support its customers and provide for post-petition trade and employee obligations, risks resulting from existing or future litigation; general economic and business conditions, and such other factors that are more fully detailed in our filings with the Securities and Exchange Commission, including our Form 10-K for the fiscal year ended March 31, 2001.

Contact:
Christine Wolle, 530-661-6600 (Information Officer) chw@valley-media.com

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